Applied Blockchain Reports Fiscal First Quarter 2023 Financial Results and Provides an Operational Update
DALLAS, TX – October 11, 2022 -- Applied Blockchain, Inc. (Nasdaq: APLD) ("Applied Blockchain" or the "Company"), a designer, builder and operator of next-generation datacenters that provide power to blockchain infrastructure and support High-Performance Computing (HPC) applications, today reported financial results for the fiscal first quarter ended August 31. 2022. The Company also provided an operational update and outlook.

Recent Operational and Financial Highlights
•Fiscal first quarter 2023 revenue of $6.9 million, at the high-end of guidance of $6.5 million to $6.9 million.
•Fiscal first quarter 2023 adjusted EBITDA of $(1.9) million, compared to adjusted EBITDA guidance of ($1.8) million) to ($2.2) million.
•Announced planned corporate name change to “Applied Digital Corporation”, reflecting the Company’s broad services and offerings for HPC applications. The name change is to be voted on by shareholders at its upcoming Annual General Meeting on November 10, 2022.
•Broke ground on third co-hosting facility on September 8, 2022, located in Ellendale, North Dakota with planned hosting capacity of 180MW; capacity is already fully contracted
•Continued buildout of second co-hosting facility, located in Garden City, Texas with 200MW of planned hosting capacity, with 15 of 16 buildings constructed
•Marathon Digital Holdings, Inc. (Nasdaq: MARA) exercised option for additional capacity at Applied Blockchain’s hosting facilities, bringing its total contracted capacity to 276MW
•Accelerated discussions with prospective non-cryptocurrency customers for HPC applications that could be hosted at the Company’s co-hosting facilities. The company expects to have a pilot program with a customer operating as early as this month for a machine learning (ML) application.

Management Commentary
“Our fiscal 2023 year began with a solid start as revenue and adjusted EBITDA compared favorably to our guidance and we continued to operate and progress our three datacenter sites with a keen focus on building to nearly 500MW of hosting capacity by early calendar 2023, all of which is already contracted,” said Applied Blockchain Chairman and CEO Wes Cummins. “We believe that, once operational, this should translate to $100 million of annualized adjusted EBITDA, an impressive accomplishment for a company of our current size. Construction of our next two datacenters at Garden City, Texas and Ellendale, North Dakota are progressing as expected, and while we have encountered some regulatory delays in Texas, our expectation to be at near 500MW of capacity by early 2023 is unchanged.

“While our current customers are focused on mining Bitcoin, we see significant potential with future new customers that can use our co-hosting facilities for other HPC applications. We can offer these customers ultra-low cost, high efficiency digital infrastructure. We believe this will provide them with significant cost savings compared to their current offerings and we have been encouraged with the acceleration in conversations with these types of customers and expect to have a pilot running with a customer as early as this month for a GPU based machine learning application. If successful we would expect to scale this project early next year. We continue to see strong demand from cryptocurrency customers, but we believe diversifying our customer base and revenue stream will be of long-term benefit to our shareholders.

“Lastly, we are also continuing to progress additional non-dilutive financing options to fund the buildout of our datacenters, with a preference on commercial debt from regional lenders in areas we currently operate. We expect funds from these banks along with over $40 million of cash at the end of August, near-term benefits from our customer prepayments and deposits, which amounted to nearly $20 million in the first fiscal quarter, and an inflection to positive adjusted EBITDA to be sufficient to fund our near-term capital needs.”

Jamestown, North Dakota Facility Update (100MW)
Applied Blockchain’s first facility is in Jamestown, North Dakota with capacity of 100MW. The entire 100MW of capacity has been fully contracted on multi-year contracts, providing revenue visibility for the Company. Additionally, the facility is powered through a five-year Energy Services Agreement (ESA) with a local utility, providing visibility into the cost structure as a stable pricing mechanism for energy costs has been negotiated.

As previously reported on July 18, 2022, there was an unexpected equipment failure at the substation powering the facility, resulting in a partial outage of approximately 50%. The power provider completed the required repairs in mid-August, fully restoring power capacity to Jamestown. The Jamestown facility was not damaged and, since the repairs, it has been performing as expected.

Garden City, Texas Facility Update (200MW)
Applied Blockchain’s second facility is in Garden City, Texas, planned for capacity of 200MW and will be co-located with a wind farm. Construction began in late April 2022 and 15 of 16 buildings are now standing. While construction of the facility has progressed as expected, the primary risk to timing of energization of this facility is regulatory approval.

Ellendale, North Dakota Facility Update (180MW)
Applied Blockchain’s third co-hosting facility is in Ellendale, North Dakota with planned capacity of 180MW. The site is close to significant wind power capacity and is at a different location than its current Jamestown facility. The Company entered into a five-year ESA with a utility partner and broke ground on the site on September 8, 2022.

Marathon Digital Holdings, Inc. (Nasdaq: MARA) exercised its option for additional capacity at Applied Blockchain’s hosting facilities, bringing its total contracted capacity to 276MW and fully contracting out the planned capacity at the Ellendale facility. Energization of the Ellendale facility is expected in the first calendar quarter of 2023.

Financial Results for Fiscal First Quarter 2023 Ended August 31, 2022
Note: Applied Blockchain did not have operations in the prior year comparable period and thus no comparative analysis is included. Any reference to share count or per share metrics reflects the one-for-six reverse stock split that was effected April 12, 2022.

Revenues in the fiscal first quarter 2023 were $6.9 million, at the high-end of guidance of $6.5 million to $6.9 million. Hosting revenues were generated entirely from the Company’s first hosting facility in Jamestown, North Dakota. Note that the Jamestown facility operated only at about 50% capacity during a meaningful portion of the quarter due to an unexpected equipment failure at the substation powering the facility. Repairs were made in August and the facility has been operating as expected since the event.
Cost of revenues in the fiscal first quarter 2023 were $6.1 million, consisting of $4.9 million of energy costs, $836,000 of depreciation and amortization expense, and $360,000 of personnel expenses for employees directly working at our Jamestown hosting facility.

Operating expenses for the fiscal first quarter 2023 were $5 million, which included $4.1 million in selling, general and administrative costs, $579,000 in stock-based compensation and $298,000 in depreciation and amortization expenses.

Adjusted net loss from continuing operations for the fiscal first quarter 2023 was $3.4 million, or ($0.04) per basic and diluted share, based on a weighted average basic and fully diluted share count during the quarter of 93.1 million.

Net loss attributable to Applied Blockchain for the fiscal first quarter 2023 was $4.5 million, or ($0.05) per basic and diluted share, based on a weighted average basic and fully diluted share count during the quarter of 93.1 million.

Adjusted EBITDA, a non-GAAP measure, for the fiscal first quarter of 2023 was $(1.9) million, compared to guidance of ($1.8) million to ($2.2) million.

Liquidity and Capitalization
Applied Blockchain ended the fiscal first quarter 2023 with cash and cash equivalents of $40.8 million and $14.7 million in debt outstanding.

The Company’s outstanding share count at October 11, 2022 was approximately 92.8 million, which reflects its one-for-six reverse stock split that was effected on April 12, 2022 and the previously announced cancellation of approximately 5.0 million shares in June from Xsquared Holding Limited (“Sparkpool”).

Conference Call
Applied Blockchain will host a conference call today, October 11, 2022 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow management’s presentation.

To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Applied Blockchain conference call.

U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13733281

The conference call will broadcast live and be available for replay here.

A replay of the call will be available after 8:00 p.m. Eastern time today through October 26, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Conference ID: 13733281

About Applied Blockchain
Applied Blockchain, Inc. (Nasdaq: APLD) designs, develops and operates next-generation datacenters across North America to provide low-cost digital infrastructure solutions to the rapidly growing high performance computing (HPC) industry. The Company has partnered with the most recognized names in the industry to develop, deploy, and scale its business. Find more information at www.appliedblockchaininc.com. Follow us on Twitter at @APLDBlockchain.

Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

APPLIED BLOCKCHAIN, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In thousands, except number of shares and par value data)

	August 31, 2022	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$40,830	$46,299
Accounts receivable	50	227
Prepaid expenses and other current assets	1,500	1,336
Total current assets	42,380	47,862
Property and equipment, net	95,095	64,260
Right of use asset, net	6,995	6,408
Utility deposits	1,450	1,450
TOTAL ASSETS	$145,920	$119,980

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$13,456	$13,260
Current portion of lease liability	1,371	1,004
Current portion of term loan	2,587	1,333
Customer deposits	14,111	9,524
Current deferred revenue	17,142	3,877
Total current liabilities	48,667	28,998
Deferred tax liability	572	540
Long-term deferred revenue	2,051	—
Long-term portion of lease liability	5,620	5,310
Long-term term loan	12,109	5,897
Total liabilities	$69,019	$40,745
Commitments and contingencies (Note 12)
Shareholders' equity (deficit):
Common stock, $0.001 par value, 166,666,667 shares authorized, 92,872,271 shares issued and 92,835,974 shares outstanding at August 31, 2022, and 97,837,703 shares issued and outstanding at May 31, 2022	$93	$98
Additional paid in capital	128,877	128,293
Treasury stock, 36,300 shares at August 31, 2022 and May 31, 2022, at cost	(62)	(62)
Accumulated deficit	(60,601)	(56,070)
Total stockholders’ equity attributable to Applied Blockchain, Inc.	68,307	72,259
Noncontrolling interest	8,594	6,976
Total Stockholders' equity (deficit) including noncontrolling interest	$76,901	$79,235
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$145,920	$119,980

APPLIED BLOCKCHAIN INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	August 31, 2022	August 31, 2021
Revenues:
Hosting revenue	$6,924	$—

Cost of revenues	$6,093	$—
Gross profit	831	—

Costs and expenses:
Selling, general and administrative	$4,131	$698
Stock-based compensation	579	12,337
Depreciation and amortization	298	3
Total costs and expenses	$5,008	$13,038
Operating loss	$(4,177)	$(13,038)

Other income (expense):
Interest Expense	$(356)	$—
Gain on extinguishment of accounts payable	—	40
Loss on extinguishment of debt	(94)	(1,342)
Total other expense, net	(450)	(1,302)
Net loss from continuing operations before income tax expenses	(4,627)	(14,340)
Income tax expenses	(32)	—
Net loss from continuing operations	(4,659)	(14,340)
Net gain from discontinued operations, net of income taxes	—	243
Net loss including noncontrolling interests	(4,659)	(14,097)
Net loss attributable to noncontrolling interest	(128)	—
Net loss attributable to Applied Blockchain	$(4,531)	$(14,097)

Basic and diluted net (loss) gain per share:
Continuing Operations	$(0.05)	$(0.32)
Discontinued Operations	$—	$0.01
Basic and diluted net loss per share	$(0.05)	$(0.31)
Basic and diluted weighted average number of shares outstanding	93,105,835	44,937,269

APPLIED BLOCKCHAIN INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of dollars)

	Three Months Ended
	August 31, 2022	August 31, 2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Applied Blockchain	$(4,531)	$(14,097)
Net gain from discontinued operations, net of income taxes	—	(243)
Net Loss attributable to noncontrolling interest	(128)	—
Net Income (loss) from continuing operations	(4,659)	(14,340)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and Amortization	1,136	3
Gain on extinguishment of accounts payable	—	(40)
Loss on extinguishment of debt	94	1,342
Stock-Based Compensation	579	12,337
Deferred Tax	32	—
Changes in assets and liabilities:
Accounts receivable	177	—
Utility Deposits	—	(773)
Prepaid expenses and other current assets	(164)	(770)
Customer deposits	4,587	—
Deferred revenue	15,316	—
Accounts payable and accrued liabilities	196	368
Net cash provided by (used in) operating activities of continuing operations	17,294	(1,870)
Net cash provided by operating activities of discontinued operations	—	435
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	17,294	(1,435)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(31,673)	(988)
Deposit on equipment	—	(10,300)
Net cash used in investing activities of continuing operations	(31,673)	(11,288)
Net cash used in investing activities of discontinued operations	—	—
NET CASH USED IN INVESTING ACTIVITIES	(31,673)	(11,288)
CASH FLOW FROM FINANCING ACTIVITIES
Issuance of preferred stock	—	32,600
Repayment of finance leases	(209)	—
Preferred stock issuance costs	—	(2,698)
Term loan paydown	(7,056)	—
Proceeds from issuance of term loan	15,000	—
Term Loan Issuance Costs	(140)	—
Loan principal payments	(432)	—
Equity contributions to subsidiaries	1,747	—
Net cash provided by financing activities of continuing operations	8,910	29,902
Net cash provided by financing activities of discontinued operations	—	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	8,910	29,902
NET (DECREASE ) INCREASE IN CASH AND CASH EQUIVALENTS	(5,469)	17,179
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,299	11,750
CASH AND CASH EQUIVALENTS, END OF PERIOD	40,830	28,929
Less: cash and cash equivalents of discontinued operations	—	—
Cash and cash equivalents of continuing operations	$40,830	$28,929
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$356	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Right-of-use asset obtained by lease obligation	$922	$1,291
Fixed assets in accounts payable	$8,352	$4,391

Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures. See below for discussion on each non-GAAP metric.

Adjusted Operating Loss and Adjusted Net Loss
“Adjusted Operating Loss” and “Adjusted Net Loss are non-GAAP measures that represent operating loss and net loss, respectively, from continuing operations excluding stock-based compensation and nonrecurring expenses. We believe these are useful metrics as they provide additional information regarding factors and trends affecting our business and provide perspective on results absent one-time or significant non-cash items. However, Applied Blockchain’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Blockchain’s computation of Adjusted Operating Loss and Adjusted Net Loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Operating Loss and Adjusted Net Loss in the same fashion.

Because of these limitations, Adjusted Operating Loss and Adjusted Net Loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Blockchain compensates for these limitations by relying primarily on its GAAP results and using Adjusted Operating Loss and Adjusted Net Loss on a supplemental basis. You should review the reconciliation of operating loss to Adjusted Operating Loss and net loss to Adjusted Net Loss above and not rely on any single financial measure to evaluate Applied Blockchain’s business.

EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, gain on extinguishment of accounts payable, loss on extinguishment of debt, and one-time professional service costs not directly related to the company’s offering and therefore not deferred under the guidance in ASC 340 and SAB Topic 5A. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Applied Blockchain’s performance that is neither required by, nor presented in accordance with, GAAP. Applied Blockchain believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Applied Blockchain may incur future expenses similar to those excluded when calculating these measures. In addition, Applied Blockchain’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Blockchain’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Blockchain compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA above and not rely on any single financial measure to evaluate Applied Blockchain’s business.

Adjusted Gross Profit
“Adjusted Gross Profit” is a non-GAAP measure that represents gross profit adjusted for depreciation expense within cost of revenues. We believe this is a useful metric as it provide additional information regarding gross profit aside from significant non-cash expense in depreciation. However, Applied Blockchain’s presentation of this measure should not be construed as an inference that its future results will be unaffected by other factors within cost of revenues. Applied Blockchain’s computation of Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Gross Profit in the same fashion.

Because of these limitations, Adjusted Gross Profit should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Blockchain compensates for these limitations by relying primarily on its GAAP results and using Adjusted Gross Profit on a supplemental basis. You should review the reconciliation of gross profit to Adjusted Gross Profit above and not rely on any single financial measure to evaluate Applied Blockchain’s business.

	Three Months Ended
$ in thousands	August 31, 2022	August 31, 2021
Adjusted operating loss
Operating Loss from Continuing Operations (GAAP)	$(4,177)	$(13,038)
Add: Stock-based compensation for service agreement	579	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(40)
Add: Loss on Extinguishment of Debt	94	1,342
Add: Non-recurring professional service costs	408
Add: Other non-recurring expenses	200	—
Adjusted Operating Loss from Continuing Operations (Non-GAAP)	$(2,896)	$601
Adjusted operating margin from Continuing Operations	(41.8)%	—%

Adjusted net loss
Net Loss from Continuing Operations (GAAP)	(4,659)	(14,340)
Add: Stock-based compensation for service agreement	579	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(40)
Add: Loss on Extinguishment of Debt	94	1,342
Add: Non-recurring professional service costs	408
Add: Other non-recurring expenses	200	—
Adjusted net loss from Continuing Operations (Non-GAAP)	$(3,378)	$(701)

EBITDA and Adjusted EBITDA
Net Loss from Continuing Operations (GAAP)	$(4,659)	$(14,340)
Add: Interest Expense	356	—
Add: Income Tax Expense	32	—
Add: Depreciation	1,136	3
EBITDA (Non-GAAP)	$(3,135)	$(14,337)
Add: Stock-based compensation for service agreement	579	12,337
Add: Gain on Extinguishment of Accounts Payable	—	(40)
Add: Loss on Extinguishment of Debt	94	1,342
Add: Non-recurring professional service costs	408
Add: Other non-recurring expenses	200	—
Adjusted EBITDA (Non-GAAP)	$(1,854)	$(698)

Adjusted Gross Profit
Gross profit (GAAP)	$831	$—
Add: Depreciation in cost of revenues	836	—
Adjusted Profit (Non-GAAP)	$1,667	$—

Investor Relations Contacts
Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com

Media Contact
Brenlyn Motlagh
Gateway Group, Inc.
(949) 899-3135
APLD@gatewayir.com